LEASE - BUSINESS PREMISES

         This Lease is made November 22nd, 1999, between CLAUSSEN PROPERTIES, INC., a corporation organized under the laws of the State of Minnesota, having its principal place of business at P.O. Box 186, City of Benson, County of Swift, State of Minnesota, herein referred to as "Lessor," and REDBALL, LLC, a limited liability company organized under the laws of the State of Minnesota, having its principal place of business at P.O. Box 186, East Hwy 12, Benson, MN 56215, City of Benson, County of Swift, State of Minnesota, herein referred to as "Lessee."

         In consideration of the mutual covenants contained herein, the parties agree as follows:

                                   SECTION ONE

                             DESCRIPTION OF PREMISES

         Lessor leases to Lessee the Premises located in the City of Benson, County of Swift, State of Minnesota, and described more particularly as follows:

         Parcel 1: Approximately the South 45,500 square feet of the total 73,375 square feet of main building (the "Main Building"); approximately 52,000 square feet of the total 104,000 square feet of the fenced lot north of the Building (the "North Lot"). LEGAL DESCRIPTION OF PARCEL 1 IS ATTACHED AS EXHIBIT 1 AND MADE A PART HEREOF.

         Parcel 2: South shop (the "South Shop") for paint and fabrication facility, building consisting of approximately 22,920 square feet. LEGAL DESCRIPTION OF PARCEL 2 IS ATTACHED AS EXHIBIT 2 AND MADE A PART HEREOF.

         Parcel 3: Unfenced lot immediately east of Parcel 1 containing approximately 96,000 square feet for inventory storage. LEGAL DESCRIPTION OF PARCEL 3 IS ATTACHED AS EXHIBIT 3 AND MADE A PART HEREOF.

         All of the property in Parcels 1, 2 and 3 shall be collectively referred to herein as the "Property". Lessee's portions of Parcels 1, 2 and 3 are collectively referred to hereinafter as the "Premises." The Main Building and the South Shop are collectively referred to herein as the "Building."

         Lessor warrants that there is direct legal access to the Premises by an existing public street or road via the driveway(s) and curb cut(s) currently on the Property.

                                   SECTION TWO

                                      TERM

         The initial term of this Lease is five (5) years, beginning on November __, 1999, and terminating on September 30, 2004, at 12:00 o'clock p.m. (the "Initial Term").

                                  SECTION THREE

                                     RENEWAL

         This Lease shall automatically renew annually (the "Renewal Terms") after expiration of the Initial Term, unless canceled by Lessee . In the event of such cancellation, Lessee shall provide Lessor with nine (9) months prior written notice of cancellation. Rent for each of the Renewal Terms shall be adjusted annually to reflect the current fair market value rental rate as determined by Exhibit 4 attached hereto and made a part hereof. The Initial Term and Renewal Terms are collectively referred to hereinafter as the "Term".

                                  SECTION FOUR

                             FIRST RIGHT OF REFUSAL

In the event Lessor elects to sell the Property herein during the Term, Lessee shall have a right of first refusal as follows:

         1. Lessor shall deliver to Lessee notice of the terms of a bona fide third party offer.

         2. Lessee shall have thirty (30) days to exercise its right of first refusal by giving notice to Lessor; thereafter, Lessee shall have sixty (60) days to complete the transaction.

         3. In the event Lessee does not elect to exercise its right of first refusal within said thirty (30) days or fails to come up with the necessary financing to complete the transaction within said sixty (60) days, Lessor may thereafter complete its sale with third party upon the same terms and conditions as the original offer.

         4. If Lessee declines to exercise its right of first refusal, and the offer is subsequently modified, rejected or terminated or such transaction does not otherwise close, the right of first refusal shall be reinstated.


                                       2.

         5. If the Property is conveyed to Lessee under this right of first refusal, any prepaid rent shall be apportioned and applied on account of the purchase price.

                                  SECTION FIVE

                                      RENT

         The total rent under this Lease during the Initial Term shall be Two Hundred Sixteen Thousand Dollars ($216,000) per year (the "Rent"). Lessee shall pay Lessor Rent in installments of Eighteen Thousand Dollars ($18,000) per month, beginning on November ___, 1999, with succeeding payments due on the first day of each month thereafter during the Initial Term.

         As additional Rent, during the Initial Term of the Lease, Lessee shall also reimburse Lessor for the pro rata cost of any insurance Lessor is required to maintain on the Premises pursuant to Section 19 below, and the pro-rata portion of the real estate taxes on the Premises.

         Lessor shall be obligated to refund to Lessee Lessee's pro rata share of the amount of any refund, rebate or the like of taxes and/or assessments that were paid by Lessee (directly or as a part of Rent) regardless of whether such refund, rebate or the like is received by Lessor after the expiration of the Term.

                                   SECTION SIX

                                 USE OF PREMISES

         The Premises may be used for any lawful purpose. Lessee shall restrict its use to such purposes, and shall not use or permit the use of the Premises for any other purpose without the written consent of Lessor, or Lessor's authorized agent.


                                       3.

                                  SECTION SEVEN

                         AMERICANS WITH DISABILITIES ACT

The parties agree that the liabilities and obligations of Lessee and Lessor under that certain federal statute commonly known as the Americans With Disabilities Act (42 U.S.C. 12101 et seq.) as well as the regulations and accessibility guidelines promulgated thereunder as each of the foregoing is supplemented or amended from time to time (collectively, the "ADA") shall be apportioned as follows:

         1. Lessor represents and warrants to Lessee that the Premises and all common areas and surrounding areas, including, but not limited to, exterior and interior horizontal and vertical routes of ingress and egress, off-street parking, entrances, doors, lobby areas, toilet rooms and stalls, signage, life-safety systems and telephones, and all rules and regulations applicable to the Premises, will comply, or shall be promptly made to comply by Lessor, at Lessor's sole cost and expense, with the ADA. If, pursuant to the terms of this Lease, Lessor is responsible for constructing improvements for the Lessee to, for or within the Premises, Lessor covenants and agrees to design and construct or to cause to be designed and constructed such improvements in compliance with the ADA and all other applicable codes and laws. Notwithstanding any provision of this Lease to the contrary, Lessor shall not be permitted to pass through to Lessee, as an operating cost or otherwise, any cost incurred by Lessor in causing the Premises or Building to comply with the ADA, as aforesaid.

         2. From and after the commencement date of the Lease, and subject to performance by Lessor of its obligations under subparagraph (a) immediately above, Lessee covenants and agrees to conduct its operations within the Premises in compliance with the ADA. In the event that Lessee elects to undertake any alterations to, for or within the Premises, then Lessee agrees to cause such alterations to be performed in compliance with the ADA. In the event that Lessee shall be required to make any alterations within the Premises in order to make the Premises comply with the ADA and such required alterations are not required because of Lessor's failure to perform its obligations under subparagraph (a) immediately above, then, to the extent any other term of this Lease requires the Lessee to obtain the Lessor's consent to make such alterations, Lessor hereby agrees to provide such consent to Lessee.


                                       4.

                                  SECTION EIGHT

                                 QUIET ENJOYMENT

         Lessor represents and warrants that: (a) it is the lawful owner of the Property including the Premises; (b) that any and all prior leases for the Premises have been terminated; (c) that it has the full right and power to make this Lease; and (d) Lessee shall have the right to quietly hold, occupy, and enjoy the Premises during the Term.

                                  SECTION NINE

                               RESTRICTIONS ON USE

                              INTENTIONALLY DELETED



                                   SECTION TEN

                                  ENVIRONMENTAL

         To Lessor's knowledge, no Hazardous Materials (as hereinafter defined) are or have been located in or stored (except in full compliance with all applicable laws and regulations), or disposed on or released or discharged from (including groundwater contamination) the Premises, or Building; and the Premises and Building, and their use and operation currently comply with all applicable laws and regulations. Lessor shall protect, indemnify and hold harmless Lessee, its directors, officers, employees, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys' fees and costs) in connection with any Hazardous Materials on, in, under or about the Premises or the Property, or the violation of any applicable laws or regulations, unless caused by Lessee. This indemnity shall survive termination or cancellation of this Lease.


                                       5.

         "Hazardous Materials" shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitations, PCBs, asbestos, asbestos-containing material, petroleum and petroleum-based products, and raw materials that are included under or regulated by any environmental laws or that would pose a health, safety or environmental standard, including, but not limited to all federal, state and local statutes, ordinances, regulations and rules presently in force or hereafter enacted relating to environmental quality, contamination and clean-up of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, state superlien and environmental clean-up statutes and all rules and regulations presently or hereafter promulgated under said statutes as amended.

                                 SECTION ELEVEN

                      WASTE, NUISANCE, OR UNLAWFUL ACTIVITY

         Lessee shall not allow any waste or nuisance on the Premises, or use or knowingly allow the Premises to be used for any unlawful purpose.

                                 SECTION TWELVE

                                    UTILITIES

         Lessee shall arrange for and pay for, directly to the provider, all separately metered utilities furnished to the Premises during the Term, including electricity, gas, water, sewer, and telephone service. If any utilities are not separately metered to the Premises, Lessee shall pay to Lessor its pro rata share for such utilities.


                                       6.

                                SECTION THIRTEEN

                             REPAIRS AND MAINTENANCE

         Lessee shall regularly maintain the Premises and shall keep them in good repair at its own expense. This repair and maintenance requirement shall include, but not be limited to the maintenance and repair of all windows, interior doors, adjacent sidewalks, and the exterior and interior walls of the Premises. Lessor shall be responsible for the repair and maintenance of those portions and elements of the Property which are used by Lessee in common with Lessor and/or other lessees, all structural elements of the Property and the roofs of the Property. Lessee shall reimburse Lessor for its pro rata share of the costs of such maintenance and repair of the common areas.

                                SECTION FOURTEEN

                 DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES

         Lessor represents that the Premises, including, but not limited to, all heating, ventilating, air conditioning, plumbing and other utility systems service the Premises, are in fit condition for use by Lessee. Acceptance of the Premises by Lessee shall be construed as recognition that the Premises are in fit condition for use, with the exception of latent defects and defects that are not reasonably discoverable upon limited inspection. Lessee shall surrender the Premises at the end of the Term, in the same condition as when Lessee took possession, allowing for reasonable use and wear, and damage by acts of God, including fires and storms. Before delivery, Lessee shall remove all business signs placed on the Premises by Lessee and restore the portion of the Premises on which such signs were placed in the same condition as when received.


                                       7.

                                 SECTION FIFTEEN

         PARTIAL DESTRUCTION OF PREMISES.   "Relevant Space" means:


                  (1)      the Premises as defined in Section 1;

                  (2)      systems serving the Premises; and

                  (3)      access to the Premises.

         If the Relevant Space is damaged in part or whole from any cause, Lessor shall at its expense promptly and diligently repair and restore the Relevant Space to substantially the same condition as existed before the damage. This repair and restoration shall be made within one hundred eighty (180) days from the date of the damage unless the delay is due to causes beyond Lessor's reasonable control. Lessor's liability for repairs shall be limited to the amount of any insurance proceeds and any commercially reasonable deductible.

         2. If the Relevant Space cannot be repaired and restored within the one hundred eighty (180) day period, then the Lessee may, within thirty (30) days after determining that the repairs and restoration cannot be made within one hundred eighty (180) days, cancel the Lease by giving notice to the Lessor. Nevertheless, if the Relevant Space is not repaired and restored within two hundred ten (210) days from the date of the damage, then Lessee may cancel the Lease at any time after the two hundred tenth (210th) day and before the two hundred fortieth (240th) day following the date of damage. Lessee shall not be able to cancel this Lease if its willful misconduct caused the damage unless Lessor is not promptly and diligently repairing and restoring the Relevant Space.

         3. If the parties cannot agree in writing whether the repairs and restoration described in paragraph 2 of this Section 15 will take more than one hundred eighty (180) days to make, the determination will be submitted to arbitration in accordance with Section 26 of this Lease.

         4. Rent and shall abate in proportion to that part of the Improvements that are unfit for use in Lessee's business. The abatement shall also consider the nature and extent of interference to Lessee's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until thirty (30) business days after Lessor completes the repairs and restoration, or until Lessee again fully utilizes the Premises or the part rendered unusable, whichever is first.

         5. Notwithstanding anything else in this Section 15, Lessor is not obligated to repair or restore damage to Lessee's trade fixtures, furniture, equipment, or other personal property.

         6. If more than fifty (50%) of the Premises are destroyed and the Lease is in the last nine (9) months of its Term (and Lessee does not elect to exercise any remaining extension or renewal options after written inquiry by Lessor after the event of damage or destruction), then Lessor may cancel this Lease. To cancel, Lessor must give notice to Lessee within thirty (30) days after the Lessor knows of the damage.


                                       8.

         7. If either party cancels this Lease as permitted by this Section 15, then this Lease shall end on the day specified in the cancellation notice. The Rent and any other charges shall be payable up to the cancellation date (but shall reflect any abatement). Lessor shall promptly refund to Lessee any prepaid, unaccrued Rent, accounting for any abatement, plus security deposit, if any, less any sum then owing by Lessee to Lessor.

                                 SECTION SIXTEEN

                           ENTRY ON PREMISES BY LESSOR

         Lessor reserves the right to enter on the Premises at reasonable times to inspect them, perform required maintenance and repairs, or make additions, alterations, or modifications to any part of the Building, and Lessee shall permit Lessor to do so. Lessor may erect scaffolding, fences, and similar structures, post relevant notices, and place moveable equipment in connection with making alterations, additions, or repairs, all without incurring liability to Lessee for disturbance of quiet enjoyment of the Premises, or loss of occupation thereof, provided Lessor shall not unreasonably interfere with Lessee's business operations.

                                SECTION SEVENTEEN

                     SIGNS AND MARQUEES INSTALLED BY LESSEE

         Lessee shall not construct or place signs, marquees, or other structures projecting from the exterior of the Premises without the written consent of Lessor. All such signs, marquees, or other structures shall comply with all applicable local ordinances. Lessee shall remove signs, advertisements, decorations, or other structures it has placed on the Premises that are not in compliance with local ordinances. If Lessee fails to remove such signs, advertisements, decorations, or other structures within thirty (30) days after receiving written notice from Lessor to remove them, Lessor reserves the right to enter the Premises and remove them at the expense of Lessee.


                                       9.

                                SECTION EIGHTEEN

                       NONLIABILITY OF LESSOR FOR DAMAGES

         Lessor shall not be liable for liability or damage claims for injury to persons or property from any cause relating to the occupancy of the Premises by Lessee, including those arising out of damages or losses occurring on sidewalks and other areas Lessee is responsible for adjacent to the Premises during the Term, unless such damage or injury is caused by an intentional act or negligence of Lessor, its employees, agents, officers, invitees or licensees. Lessee shall indemnify Lessor from all other liability, loss, or other damage claims or obligations resulting from any injuries or losses occurring on the Premises during the Term. Lessor shall indemnify and hold harmless Lessee for all liability, loss or other damage occurring on the Property, exclusive of the Premises and any other areas Lessee is responsible for, unless such damage or injury is caused by an intentional act or negligence of Lessee, its employees, agents, officers, invitees or licensees.

                                SECTION NINETEEN

                        LIABILITY AND PROPERTY INSURANCE

         Lessor shall at all times during the Term keep the Building insured for its full replacement cost against loss or damage by fire and against those perils included from time to time in the standard form of extended coverage insurance endorsement, and such other coverage as may be deemed necessary by Lessor.

         Lessee shall procure and maintain in force at its expense during the Term public liability insurance in the amount of not less than $2,000,000.00 per occurrence, combined single limit. The liability insurance policies shall name Lessor as an additional insured. Copies of the policies shall be delivered to Lessor. Lessee shall obtain a written obligation from the insurers to notify


                                       10.

Lessor in writing at least thirty (30) days prior to cancellation or refusal to renew any policy. If the insurance policies are not kept in force during the Term, Lessor may procure the necessary insurance and pay the premium therefor, and the premium shall be repaid to Lessor as an additional rent installment for the month following the date on which the premiums were paid by Lessor.

         Lessee shall procure and maintain in force at his expense during the Term a policy of insurance covering the Lessee's equipment and personal property against loss from fire, extended coverage perils, vandalism, and malicious mischief for an amount not less than the insurable value thereof. Insurance policy shall contain a loss payable clause in favor of Lessor. In the event of damage to the Premises by fire or other casualty, Lessee shall promptly serve notice of such damage to Lessor and the insurance company. Copies of the policy shall be delivered to Lessor. Lessee shall obtain a written obligation from the insurers to notify Lessor in writing at least thirty (30) days prior to cancellation or refusal to renew any policy. If the insurance policy is not kept in force through the Term, Lessor may procure the necessary insurance and pay the premium therefor, and the premium shall be repaid to Lessor as an additional rent installment for the month following the date on which the premiums were paid by Lessor.

         Notwithstanding any other provision in this Lease to the contrary, Lessor and Lessee hereby release one another from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage covered by casualty insurance or coverable by the insurance required by this Section, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.


                                       11.

                                 SECTION TWENTY

                        ASSIGNMENT, SUBLEASE, OR LICENSE

         Except to a Permitted Transferee (as hereinafter defined), Lessee shall not assign or sublease the Premises, or any right or privilege connected therewith, or allow any other person except agents and employees of Lessee to occupy the Premises or any part thereof without first obtaining the written consent of Lessor. "Permitted Transferees" shall include any entity controlling, controlled by, or under common control with Lessee, as well as any entity acquiring all or substantially all of the assets of Lessee. A consent by Lessor shall not be a consent to a subsequent assignment, sublease, or occupation by other persons. An unauthorized assignment, sublease, or license to occupy by Lessee shall be void and shall terminate the Lease at the option of Lessor. The interest of Lessee in this Lease is not assignable by operation of law without the written consent of Lessor.

                               SECTION TWENTY-ONE

                                     BREACH

         The appointment of a receiver to take possession of the assets of Lessee, a general assignment for the benefit of the creditors of Lessee, any action taken or allowed to be taken by Lessee under any bankruptcy act, or the failure of Lessee to comply with each and every term and condition of this Lease shall constitute a breach of this Lease. Lessee shall have thirty (30) days after receipt of written notice from Lessor of any breach to correct the conditions specified in the notice. Lessor's remedies shall be as set forth in
Section 22 below.

         If Lessor is in default or breach of this Lease or any other agreement between Lessor and Lessee, Lessor shall cure any such default within thirty (30) days after written notice of the same from Lessee, or such longer period as is reasonably necessary to cure the default, provided that


                                       12.

the cure is commenced within said thirty (30) day period and provided that Lessor continues to diligently prosecute such cure. In any event, however, if said default or breach is not cured within thirty (30) days after notice thereof, then Lessee shall have the right to cure the default or breach and shall have the right to recover the costs thereby incurred from Lessor and/or to offset such amounts from the Rent payment(s) next coming due under this Lease, in addition to any and all other rights and remedies that may be available to Lessee.

                               SECTION TWENTY-TWO

                     REMEDIES OF LESSOR FOR BREACH BY LESSEE

         Lessor shall have the following remedies in addition to its other rights and remedies in the event Lessee breaches this Lease and fails to make corrections as set forth in Section Twenty-one:

                  1. Lessor may re-enter the Premises immediately and remove the property and personnel of Lessee, store the property in a public warehouse or at a place selected by Lessor, at the expense of Lessee.

                  2. After re-entry, Lessor may terminate the Lease on giving fifteen (15) days' written notice of termination to Lessee. Without such notice, re-entry will not terminate the Lease. On termination, Lessor may recover from Lessee all damages proximately resulting from, the breach, including the cost of recovering the Premises and the worth (present value) of the balance of this Lease over the reasonable rental value of the Premises for the remainder of the Term, which sum shall be immediately due Lessor from Lessee.

                  3. After re-entering, Lessor may relet the Premises or any part thereof for any term without terminating the Lease, at such rent and on such terms as it may reasonably choose. Lessor may make reasonable alterations and repairs to the Premises. The duties and liabilities of the parties if the Premises are relet as provided herein shall be as follows:

                           a. addition to Lessee's liability to Lessor for
                  breach of the Lease, Lessee shall be liable for all reasonable expenses of the reletting, for the reasonable alterations and repairs made, and for the difference between the rent received by Lessor under the new lease agreement and the rent installments that are due for the same period under this Lease.


                                       13.

                           b. Lessor at its option shall have the right to apply
                  the rent received from reletting the Premises (i) to reduce Lessee's indebtedness to Lessor under the Lease, not including indebtedness for rent, (ii) to expenses of the reletting and alterations and repairs made, (iii) to rent due under this Lease, or (iv) to payment of future rent under this Lease as it becomes due.

                  If the new lessee does not pay a rent installment promptly to Lessor, and the rent installment has been credited in advance of payment to the indebtedness of Lessee other than rent, or if rentals from the new lessee have been otherwise applied by Lessor as provided for herein, and during any rent installment period, are less than the rent payable for the corresponding installment period under this Lease, Lessee shall pay Lessor the deficiency, separately for each rent installment deficiency period, and before the end of that period. Lessor may at any time after such reletting terminate the Lease for the breach on which Lessor based the re-entry and relet the Premises.

                  4. Notwithstanding any other provision in this Lease, Lessee shall remain entitled to all rights and remedies available pursuant to all applicable eviction, ejection, unlawful detainer or similar laws, and Lessor shall be obligated to use best efforts to mitigate damages.



                              Intentionally Deleted



                              SECTION TWENTY-THREE

                                  CONDEMNATION

         If during the Term, the entire Premises shall be taken as a result of the power of eminent domain, condemnation proceedings, or other like proceedings (the "Proceedings"), the Lease and all right, title, and interest of Lessee hereunder shall cease and come to an end on the date of taking of possession pursuant to the Proceedings.

         Proceedings resulting in the taking of a part of the Premises leased herein, but leaving the remaining Premises usable by Lessee for the purposes of its business, will not terminate this Lease unless Lessor, at its option, terminates the Lease by giving at least thirty (30) days' prior written notice of termination to Lessee. The effect of any condemnation, where the option to


                                       14.

terminate is not exercised, will be to terminate the Lease as to the portion of the Premises condemned, and the Lease of the remainder of the Premises shall remain intact. The rental for the remainder of the Premises during the Term shall be reduced by the part of the Premises taken and shall otherwise abate as equitable to Lessee by further taking into account the nature and extent of the interference to Lessee's ability to conduct business in the Premises..

         If part or all of the Premises are condemned for a limited period of time ("Temporary Condemnation"), this Lease shall remain in effect. Rent and Lessee's obligations for the part of the Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Premises that Lessee is unable to use in its business operations as a result of the Temporary Condemnation, and shall otherwise abate as equitable to Lessee by further taking into account the nature and extent of interference to Lessee's ability to conduct business in the Premises.

         Lessor reserves the right to damages paid because of any partial or entire taking of the Premises. Notwithstanding anything else in this Lease, Lessee may claim and recover from the condemning authority a separate award for Lessee's moving expenses, business dislocation damages, Lessee's personal property and fixtures, the unamortized costs of leasehold improvements paid for by Lessee, and any other applicable award. Each party shall seek its own award, at its own expense, and neither shall have any right to the award made to the other.

                               SECTION TWENTY-FOUR

                                     WAIVER

         Any waiver of any term or condition of this Lease shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provision or of any other provision hereof.


                                       15.

                               SECTION TWENTY-FIVE

                                   ARBITRATION

         As provided in this Lease, certain controversies or claims arising out of the transaction which is the subject matter of this Lease shall be resolved by arbitration conducted in Minneapolis, Minnesota under the commercial rules of the American Arbitration Association. The award of arbitration may reduce to judgment according to applicable Minnesota Statutes. The Arbitrator(s) shall have the discretion to determine which party shall be liable for the costs of arbitration (including, but not limited to, the Arbitrator(s) charges). Each party shall bear their own costs and attorney fees incurred in arbitration.

                               SECTION TWENTY-SIX

                      REMOVAL OF IMPROVEMENTS AND FIXTURES

         Any improvements or fixtures installed by Lessee in the Premises or on the property, may, at Lessee's option, be removed at any time, provided that Lessee repairs any damage caused thereby. Lessor shall have no right under any statute, ordinance or other law for distress or distraint or to attach or impose a lien on any of Lessee's fixtures, furnishings, equipment or personal property in the Premises and Lessor waives any such rights otherwise available to Lessor.

                              SECTION TWENTY-SEVEN

                                YEAR 2000 ISSUES

         Lessor represents and warrants that it has performed or caused to be performed a reasonable analysis of the so-called Year 2000 problem with respect to the Building and the Premises and that Lessor has no knowledge of any uncured problems with respect to the same, including but not limited to with respect to all operating and computer systems and all software


                                       16.

used in connection with the operation, maintenance and/or management of the Building and/or accounting, billing and/or data processing concerning the Building.

                              SECTION TWENTY-EIGHT

                                     NOTICES

         All communications with respect to this Lease shall be considered if delivered personally or sent as follows:

         1. If to Lessor, by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:

                        Claussen Properties, Inc.
                        ATTN: Steven Claussen
                        P.O. Box 186
                        Benson, MN 56215

                  with a copy to:

                        Warrenn C. Anderson
                        Fluegel, Helseth, McLaughlin, Anderson & Brutlag, Chtd. 215 Atlantic Avenue, P.O. Box 527
                        Morris, MN 56267.

         2. If to Lessee, by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:

                        Redball, LLC
                        ATTN: President

                        -----------------------------------

                        -----------------------------------

                  with a copy to:

                        Steve Claussen

                        -----------------------------------

                        -----------------------------------

                        and

                        Ag-Chem Equipment Co., Inc.
                        5720 Smetana Drive, Suite 100
                        Minneapolis, MN 55343-9688
                        Attention: Mr. John Retherford


                                       17.

or mailed to such other address as the parties hereto may designate by notice given in like manner. Notice shall be effective three (3) days after mailing or immediately upon personal delivery.

                               SECTION TWENTY-NINE

                                ENTIRE AGREEMENT

         This Lease, together with all exhibits and writings required or contemplated hereby, constitutes the entire agreement between the parties hereto with respect to the transaction contemplated hereby and no party shall be liable or bound to another in any manner by and warranties, representations, or guarantees, except as specifically set forth herein.

                                 SECTION THIRTY

                      MODIFICATION, AMENDMENTS AND WAIVERS

         The parties hereto at any time may, by written agreement: (i) extend the time for the performance of any of the obligations or other acts of the parties hereto; (ii) waive any inaccuracies in the representations and warranties contained in this Lease or in any exhibit, schedule or other instrument delivered pursuant hereto; (iii) waive compliance with any of the covenants or agreements contained in this Lease; or (iv) make any other modifications of this Lease. This Lease shall not be altered or otherwise amended except pursuant to an instrument in writing executed by both parties hereto.

                               SECTION THIRTY-ONE

                                  SEVERABILITY

         No finding or adjudication that any provision of this Lease is invalid or unenforceable shall affect the validity or enforceability of the remaining provisions herein, and this Lease shall be construed as though such invalid or unenforceable provision were omitted.


                                       18.

                               SECTION THIRTY-TWO

                                  MISCELLANEOUS

         1. The terms and conditions of this Lease shall inure to the benefit of and be binding upon the parties hereto and the respective legal representatives, successors, and assigns of both the parties hereto.

         2. The headings incorporated in the Lease are for convenience in reference only and are not a part of the Lease and do not in any way limit or add to the terms and provisions hereof.

         3. At any time that Lessor's or Lessee's consent, approval or discretion is required or is to be implemented, a reasonableness standard shall be deemed to apply, and neither party shall unreasonably withhold, condition or delay its consent or approval, nor exercise discretion in an unreasonable manner.

         4. This Lease is made pursuant to and shall be construed under the laws of the State of Minnesota.

         5. This Lease shall be executed in two (2) counterparts but each of these counterparts shall, for all purposes, be deemed to be an original, but both counterparts shall together constitute one in the same instrument.

         6. In the event the Lessee voluntarily dissolves, or winds up its affairs, this Lease shall automatically terminate, and the parties shall have no further liability under this Lease. In addition, if Robert and Steve Claussen (or their Family Members", as defined in the Member Control Agreement dated November __, 1999 between Ag-Chem, Equipment Co., Inc. and C.A.P. Inc.) no longer directly or indirectly control 50% of the Membership Interests of Lessee, Lessee may terminate this Lease upon 30 days notice to Lessor.


                                       19.

         IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

                                           CLAUSSEN PROPERTIES, INC.

                                           By: /s/ Steve Claussen
                                              ----------------------------------
                                              Steve Claussen
                                              Its: President

                                           REDBALL, LLC

                                           By: /s/ Steve Claussen
                                              ----------------------------------
                                              Steve Claussen
                                              Its: President and Chief Manager

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF Hennepin  )
          --------

         The foregoing instrument was acknowledged before me this 22nd day of November, 1999 by Steve Claussen, President of Claussen Properties, Inc., on behalf of said corporation.

[SEAL]         KAREN L. ANDERSON           /s/ Karen L. Anderson
          NOTARY REPUBLIC - MINNESOTA      -------------------------------------
                HENNEPIN COUNTY            Notary Public
        My Comm. Expires Jan 31, 2000

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF Hennepin  )
          --------

         The foregoing instrument was acknowledged before me this 22nd day of November, 1999 by Steve Claussen, President and Chief Manager of Redball, LLC, on behalf of said limited liability company.

[SEAL]         KAREN L. ANDERSON           /s/ Karen L. Anderson
          NOTARY REPUBLIC - MINNESOTA      -------------------------------------
                HENNEPIN COUNTY            Notary Public
        My Comm. Expires Jan 31, 2000


                                       20.

                                    EXHIBIT 1

                           PARCEL 1 LEGAL DESCRIPTION

That part of the Northeast Quarter (NE 1/4) of Section Nine (9), Township One Hundred Twenty-one (121), Range Thirty-nine (39) described as follows, to-wit:
Commencing at the Northwest (NW) corner of said Section Nine (9); running thence South on the West line of said Section Nine (9) a distance of 232.9 feet to a point where said West line of said Section Nine (9) intersects with the old Northerly boundary line of the right of way of U.S. Trunk Highway No. 12; thence deflecting 66 Degrees 37 Minutes along said Northerly boundary line of Trunk Highway No. 12 right of way for a distance of 5121.4 feet to a point on said Trunk Highway No. 12 right of way; thence at right angles to said Trunk Highway No. 12 right of way in a Northerly direction a distance of 50.5 feet to a point which is the point of beginning; thence continuing Northerly along the same line a distance of 549.5 feet; thence North 0 Degrees 23 Minutes 29 Seconds West a distance of 852.76 feet; thence due East 354.45 feet to the East line of said Section Nine (9); thence South 0 Degrees 23 Minutes 29 Seconds East along said East line of Section Nine (9) to a point which would be intersected by a line parallel to and 50.5 feet North of the old Northerly boundary line of the right of way of Trunk Highway No. 12; thence Westerly and parallel with said North right of way boundary line of Trunk Highway No. 12 to the point of beginning; EXCEPTING however, the following described parcel:

         Commencing at the Northwest corner of said Section Nine (9); thence on an assumed bearing of South 1 Degree 15 Minutes 09 Seconds East, along the West line of said Section Nine (9), a distance of 232.90 feet to the old Northerly right of way line of U.S.T.H. #12, thence on a bearing of South 67 Degrees 47 Minutes 59 Seconds East along last said old right of way line, 5121.40 feet; thence on a bearing of North 22 Degrees 12 Minutes 01 Seconds East 600.00 feet; thence on a bearing of South 67 Degrees 47 Minutes 59 Seconds East 383.91 feet to the East line of said Section Nine (9); thence on a bearing of North 0 Degrees 23 Minutes 29 Seconds West along last said line, 302.89 feet to the point of beginning of the tract herein described; thence continuing on a bearing of North 0 Degrees 23 Minutes 29 Seconds West along last said line 75.00 feet; thence on a bearing of South 89 Degrees 36 Minutes 31 Seconds West, 354.45 feet; thence on a bearing of South 0 Degrees 23 Minutes 29 Seconds East 75.00 feet; thence on a bearing of North 89 Degrees 36 Minutes 31 Seconds East 354.45 feet to the point of beginning, containing 0.61 acres, more or less,

Swift County, Minnesota.

                                    EXHIBIT 2

                           PARCEL 2 LEGAL DESCRIPTION

That part of the Southeast Quarter of the Southeast Quarter of Section 7, Township 121, Range 39 described as follows: commencing at a point 2,112 feet East of the Southwest corner of the Southeast Quarter of said Section 7; thence North 660 feet; thence East 451 feet; thence South 660 feet; thence West 451 feet to the point of beginning.

Swift County, Minnesota.

                                    EXHIBIT 3

                           PARCEL 3 LEGAL DESCRIPTION

Beginning at the Northwest corner of Section 10, Township 121, Range 39; thence due East along the North line of said Section 10 a distance of 240 feet; thence due South 1937 feet parallel with the West line of said Section 10 to a point, which is the point of beginning of the tract herein to be conveyed; thence continuing South on said line a distance of 605 feet to a point on the North line of U.S. Trunk Highway No. 12; thence in a Northwesterly direction along said North line of said Highway No. 12 to a point on the West line of said
Section 10; which point is 2416 feet due South of the Northwest corner of said
Section 10; thence due North along said West line a distance of 479 feet thence due East 240 feet to the point of beginning.

                                    EXHIBIT 4

                             MARKET RENT DEFINITION

1. "Market Rent" means the fair market value rental rate for the Premises with respect to the time period in question, taking into account all pertinent factors and assuming the Lessor to be a prudent person willing to lease, but being under no compulsion to do so, and assuming the Lessee to be a prudent person willing to lease but being under no compulsion to do so. No increase in Market Rent shall be made for any improvements or other enhancements to value made or caused by Lessee.

2. Lessor and Lessee shall negotiate such Market Rent in good faith. If within thirty (30) days after Lessee exercises each respective Renewal Term, Lessor and Lessee are not able to mutually agree on Market Rent, then each party shall choose a party with recognized experience in determination of commercial rental rates in the geographical area of the Premises who shall be a member in good standing of the American Institute of Real Estate Appraisers (or successor organization or, if no such organization exists, a person of similar professional qualifications), with the designation M.A.I., and shall give notice of the name and address of such person to the other within forty-five (45) days of Lessee exercises each respective Renewal Term. Those two (2) persons shall within fifteen (15) days after designation select a third person who is experienced in determination of commercial rental rates for comparable space in same geographical area as the Premises. The third person (hereinafter the "Expert") shall make a determination of Market Rent as expeditiously as possible thereafter but in no event shall the determination be made more than ninety (90) days after Lessee exercises each respective Renewal Term. Nothing herein shall be deemed to preclude Lessor and Lessee from directly mutually agreeing on (i) Market Rent, or (ii) the Expert, instead of initially selecting two (2) other appraisers to select the Expert.

3. Upon the Expert's determination of the Market Rent, such determination shall be final and binding on the parties. Any rent previously paid by Lessee at other than Market Rent for the applicable Extension Option shall be retroactively adjusted.

Each party will pay any and all fees and expenses incurred in connection with such party's chosen appraiser and the fees and expenses for the Expert will be borne equally by Lessor and Lessee.